Exhibit 10.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

TEEKAY TANKERS LTD.

AND

THE OTHER PARTIES LISTED

ON SCHEDULE I HERETO

Dated as of August 4, 2015

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made, entered into and effective August 4, 2015 by and among Teekay Tankers Ltd., a Marshall Islands corporation (including any of its successors by merger, acquisition, reorganization, conversion or otherwise, the “Company”), and the Persons set forth on Schedule I hereto. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed to such terms in Section 1.01.

WITNESSETH:

WHEREAS, the Company has proposed to conduct a series of transactions in which certain wholly owned subsidiaries of the Company (the “Teekay Buyers”) will purchase assets from certain wholly owned indirect subsidiaries of Veritable Maritime Holdings, LLC (the “Veritable Sellers”), pursuant to the agreements set forth on Schedule II hereto (collectively, the “Memoranda of Agreement”);

WHEREAS, in order to facilitate, and as partial consideration for, the transactions contemplated by the Memoranda of Agreement (collectively, the “Transactions”), pursuant to which and subject to the satisfaction or waiver of the conditions set forth therein, the Teekay Buyers have agreed to pay to the Veritable Sellers shares of the Company’s Class A common stock, par value $0.01 (such shares issued by the Company in connection with the Transactions being, collectively, the “Common Stock”);

WHEREAS, in support of the Transactions, the Company has committed to make the representations and warranties regarding the Company Shares (as defined below) as set forth in Article III; and

WHEREAS, the Company has committed to prepare and file a Shelf Registration Statement (as defined below), registering offers and sales of the Company Shares (as defined below) owned by the Investors (as defined below), pursuant to Rule 415 under the Securities Act.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and subject to the satisfaction or waiver of the conditions hereof, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the Board of Directors’ good faith judgment, after consultation with outside counsel to the Company, would be required to be made in any Registration Statement filed with the Commission by the Company so that such Registration Statement would not contain a material misstatement of fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and would not be required to be made at such time but for the filing of such Registration Statement, but which information the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act; provided that no Holder shall be deemed an Affiliate of the Company or its Subsidiaries for purposes of this Agreement; provided further that neither portfolio companies (as such term is commonly used in the private equity industry) of an Investor nor limited partners, non-managing members or other similar direct or indirect investors in an Investor shall be deemed to be Affiliates of such Investor. The term “Affiliated” has a correlative meaning.

“Agreement” has the meaning set forth in the preamble.

“Authorized Agent” has the meaning set forth in Section 5.09.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks located in New York, New York are required or authorized by law or executive order to be closed.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Company SEC Documents” has the meaning set forth in Annex A.

“Company Share Equivalents” means securities exercisable, exchangeable or convertible into Company Shares and any options, warrants or other rights to acquire Company Shares.

“Company Shares” means shares of Common Stock, any securities into which such shares of Common Stock shall have been changed, or any securities resulting from any reclassification, recapitalization or similar transactions with respect to such shares of Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Filing Date” means, with respect to the Shelf Registration Statement required pursuant to the first sentence of Section 2.01(a), the 15th calendar day following the execution of the Memoranda of Agreement.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Foreign Private Issuer” means a “foreign private issuer,” as defined in Rule 405 under the Securities Act.

“Form F-1” means a registration statement on Form F-1 under the Securities Act.

“Form F-3” means a registration statement on Form F-3 under the Securities Act.

“Form F-4” means a registration statement on Form F-4 under the Securities Act.

“Form S-8” means a registration statement on Form S-8 under the Securities Act.

“Governmental Authority” means any United States federal, state, local (including county or municipal) or foreign governmental, regulatory or administrative authority, agency, division, instrumentality, commission, court, judicial or arbitral body or any securities exchange or similar self-regulatory organization.

“Holder” means any holder of Registrable Securities that is a party hereto or that succeeds to rights hereunder pursuant to Section 5.06.

“Initiating Shelf Take-Down Holder” has the meaning set forth in Section 2.01(e)(i).

“Investor” means the Veritable Holders.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Loss” or “Losses” has the meaning set forth in Section 4.01(a).

“Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 2.01(e)(iii).

“Marketed Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 2.01(e)(iii).

“Material Adverse Effect” means any event, occurrence, development or state of circumstances or facts that, individually or together, has a material adverse effect on (i) the condition (financial or otherwise), business, assets or results of operations of the Company or (ii) the ability of the Company to perform its obligations under this Agreement; provided, however, that a Material Adverse Effect shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect results from, arises out of, or relates to (w) the announcement of the transactions contemplated by this Agreement, the Memoranda of Agreement or the satisfaction of the obligations set forth herein or therein, (x) a general deterioration in the economy or changes in the general state of the industries in which the Company operates, except to the extent that the Company is adversely affected in a disproportionate manner as compared to other industry participants, (y) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, or (z) any change in accounting requirements or principles imposed upon the Company or its business or any change in applicable law or regulation, or the interpretation thereof.

“Maximum Offering Size” means, with respect to any offering that is underwritten, the number of securities that, in the good-faith opinion of the managing underwriter or underwriters in such offering (as evidenced by a written notice to the relevant Holders and the Company), can be sold in such offering without being likely to have a significant adverse effect on the price, timing or the distribution of the securities offered or the market for the securities offered.

“Memoranda of Agreement” has the meaning set forth in the recitals.

“NYSE” has the meaning set forth in Annex A.

“Participating Holder” means, with respect to any Registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Participating Investor” means, with respect to any Registration, any Investor that is a Holder of Registrable Securities covered by the applicable Registration Statement.

“Permitted Assignee” has the meaning set forth in Section 5.06.

“Person” means any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a Governmental Authority or political subdivision thereof or any other entity.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Registrable Securities” means any Company Shares or any other securities that may be issued or distributed or be issuable or distributable in respect of, or in substitution for, any Company Shares by way of conversion, exercise, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case whether now owned or hereafter acquired by an Investor; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (a) to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities have been distributed pursuant to Rule 144 or Rule 145 of the Securities Act (or any successor rule), (iii) a Registration Statement on Form S-8 covering such Registrable Securities is effective or (iv) such Registrable Securities are otherwise transferred, assigned, sold, conveyed or otherwise disposed of and thereafter such securities may be resold without subsequent Registration under the Securities Act and (b) unless earlier ceasing to be Registrable Securities under clause (a) of this definition, on the first anniversary of the date of this Agreement, when no such securities shall be deemed to continue to constitute Registrable Securities for purposes of this Agreement.

“Registration” means a registration with the Commission of securities of the Company under a Registration Statement. The term “Register” shall have a correlative meaning.

“Registration Expenses” has the meaning set forth in Section 2.06.

“Registration Statement” means the registration statement of the Company that covers the offer and sale of Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Requesting Investor” means, with respect to a Shelf Registration, any Investor holding at least 1% of the Company’s then-outstanding shares of Class A common stock.

“Restricted Period” has the meaning set forth in Section 2.09(b).

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“Rule 415 Limitation” has the meaning set forth in Section 2.01(a).

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shareholder Party” has the meaning set forth in Section 4.01(a).

“Shelf Period” has the meaning set forth in Section 2.01(b).

“Shelf Registration” has the meaning set forth in Section 2.01(a).

“Shelf Registration Statement” means a Registration Statement filed with the Commission on either (i) Form F-3 or (ii) solely if the Company is not permitted to file a Registration Statement on Form F-3 or register all Registrable Securities on such form, an evergreen Registration Statement on Form F-1 (which, in the case the Company is not permitted to register all Registrable Securities on Form F-3, shall register any such shares not registered on Form F-3), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any successor provision) covering the offer and sale of all or any portion of the Registrable Securities, as applicable.

“Shelf Suspension” has the meaning set forth in Section 2.01(d).

“Shelf Take-Down” has the meaning set forth in Section 2.01(e)(i).

“Special Registration” has the meaning set forth in Section 2.09.

“Specified Courts” has the meaning set forth in Section 5.09.

“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity.

“Teekay Buyers” has the meaning set forth in the recitals.

“Transactions” has the meaning set forth in the recitals.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters (or other counterparty) for reoffering to the public.

“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 2.01(e)(ii).

“Veritable” means Veritable Maritime Holdings, LLC.

“Veritable Holders” means Veritable, its Subsidiaries and its and their respective successors and Affiliates to the extent that they are beneficial owners of Company Shares.

“Veritable Holders Majority” means, as of any date, Veritable Holders holding a majority of the Registrable Securities then held by all Veritable Holders.

“Veritable Sellers” has the meaning set forth in the recitals.

SECTION 1.02. Other Interpretive Provisions. (a) In this Agreement, except as otherwise provided:

(i) A reference to an Article, Section, Schedule or Exhibit is a reference to an Article or Section of, or Schedule or Exhibit to, this Agreement, and references to this Agreement include any recital in or Schedule or Exhibit to this Agreement.

(ii) The Schedules and Exhibits form an integral part of and are hereby incorporated by reference into this Agreement.

(iii) Headings and the Table of Contents are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

(iv) Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine and vice versa, and words importing persons include corporations, associations, partnerships, joint ventures and limited liability companies and vice versa.

(v) Unless the context otherwise requires, the words “hereof” and “herein,” and words of similar meaning refer to this Agreement as a whole and not to any particular Article, Section or clause. The words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.”

(vi) A reference to any legislation or to any provision of or form or rule promulgated under any legislation shall include any amendment, modification, substitution or re-enactment thereof.

(vii) Unless otherwise expressly set forth herein, all determinations to be made by the Veritable Holders or the Company hereunder may be made by Veritable or the Company, as applicable, in its sole discretion, and Veritable or the Company may determine, in its sole discretion, whether or not to take actions that are permitted, but not required, by this Agreement to be taken by Veritable or the Company, as applicable, including the giving of consents required hereunder.

(viii) At any time the Company is not a Foreign Private Issuer, any references in this Agreement to a form or filing that may be made by a Foreign Private Issuer shall be deemed to be references to the corresponding form or filing that may be made by an entity that is not a Foreign Private Issuer.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intention or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.01. Shelf Registration.

(a) Filing. On or prior to the Filing Date, the Company shall use its reasonable best efforts to prepare and file with the Commission a Shelf Registration Statement covering the resale of all Registrable Securities. If at such time the Company is eligible for use of Form F-3, such Registration shall be made on such form. The Shelf Registration Statement described in this Section 2.01(a) shall relate to the offer and sale of the Registrable Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement (including any plan of distribution that Veritable, on behalf of the Participating Investors, reasonably approves prior to the filing of such Shelf Registration Statement) and Rule 415 under the Securities Act (such Registration Statement, together with any Registration Statement to replace such Registration Statement upon expiration thereof, if any, is referred to hereinafter as the “Shelf Registration”). Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, but in any event no later than October 30, 2015. The Company shall use its reasonable best efforts to address any comments from the Commission regarding such Shelf Registration Statement and to advocate with the Commission for the Registration of all Registrable Securities in accordance with applicable SEC rules and regulations. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Registrable Securities on the Shelf Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the Holders (a “Rule 415 Limitation”) or otherwise, such Shelf Registration Statement shall Register the resale of a number of Company Shares which is equal to the maximum number of shares as is permitted by the Commission, and, subject to the provisions of this Section 2.01, the Company shall continue to use its reasonable best efforts to Register all remaining Registrable Securities as set forth in this Article II, whether by way of amending such Shelf Registration Statement or filing a new Registration Statement. In such event, the number of Company Shares to be Registered for each Holder in the applicable Shelf Registration Statement shall be reduced pro rata among all then applicable Holders. The Company shall bear all Registration Expenses in connection with the Shelf Registration pursuant to this Section 2.01, whether or not such Shelf Registration becomes effective.

(b) Continued Effectiveness. Except as provided herein, the Company shall use its reasonable best efforts to keep the Shelf Registration Statement filed pursuant to Section 2.01(a) continuously effective under the Securities Act until the earliest of (i) the date as of which all Registrable Securities have been sold pursuant to such Shelf Registration Statement, (ii) the date on which this Agreement terminates under Section 5.01(ii) with respect to all Investors and (iii) such shorter period as all of the Investors with respect to such Shelf Registration shall agree in writing (such period of effectiveness, the “Shelf Period”). Subject to Section 2.01(d), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period for purposes of this Section 2.01(b) if the Company voluntarily and intentionally takes any action or omits to take any action that would result in Holders not being able to offer and sell any

Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period in accordance with the terms of this Agreement, unless such action or omission is (x) a Shelf Suspension permitted pursuant to Section 2.01(d) or (y) required by applicable law, rule or regulation.

(c) Certain Undertakings. Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) the Shelf Registration Statement (as of the effective date of such Shelf Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with applicable SEC Form requirements and SEC rules and regulations and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related Prospectus (including any preliminary Prospectus) or Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with applicable SEC rules and regulations and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to any Holder and furnished in writing to the Company by or on behalf of such Holder specifically for inclusion therein.

(d) Suspension of Registration. If the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company stating that the continued use of the Shelf Registration Statement filed pursuant to Section 2.01(a) would require the Company to make an Adverse Disclosure, then the Company may suspend use of such Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company, unless otherwise approved in writing by (i) the Veritable Holders Majority (for so long as the Veritable Holders hold any Registrable Securities), shall not be permitted to exercise a Shelf Suspension more than twice, or for more than an aggregate of 90 days, in each case, during any 12-month period; provided, further, that in the event of a Shelf Suspension, such Shelf Suspension shall terminate at such earlier time as the Company would no longer be required to make any Adverse Disclosure. Each Holder agrees that, upon delivery of any certificate by the Company set forth in the first sentence of this Section, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until the Company informs such Holder in accordance with this Section 2.01(d) that the Shelf Suspension has been terminated. Each Holder shall keep confidential the fact that a Shelf Suspension is in effect, the certificate referred to above and its contents unless and until otherwise notified by the Company, except (A) for disclosure to such Holder’s employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Holder with respect to its investment in the Company Shares and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Holder, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries, (D) as required by law, rule or regulation (and in which case such Holder, to the extent not prohibited by law, shall provide advance notice of such proposed disclosure to the Company) and (E) for disclosure to any other Holder. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon delivery of the notice referred to above. The Company shall promptly notify the Holders upon the termination of any Shelf Suspension, amend or supplement the Prospectus and any Issuer Free Writing Prospectus, if necessary, so it does not contain a material misstatement of fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the Holders such numbers of copies of the Prospectus and any Issuer Free Writing Prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Company for the Registration or by SEC rules and regulations, or as may reasonably be requested by any Holder.

(e) Shelf Take-Downs.

(i) An offering or sale of Registrable Securities pursuant to the Shelf Registration Statement (each, a “Shelf Take-Down”) may be initiated only by an Investor (an “Initiating Shelf Take-Down Holder”). Except as set forth in Section 2.01(e)(iii) with respect to Marketed Underwritten Shelf Take-Downs, each such Initiating Shelf Take-Down Holder shall not be required to permit the offer and sale of Registrable Securities by other Holders in connection with any such Shelf Take-Down initiated by such Initiating Shelf Take-Down Holder.

(ii) Subject to Section 2.08, if the Initiating Shelf Take-Down Holder elects by written request to the Company, a Shelf Take-Down shall be in the form of an Underwritten Offering (an “Underwritten Shelf Take-Down Notice”) and the Company shall amend or supplement the applicable Shelf Registration Statement for such purpose as soon as practicable. Subject to clause (iii) below, such Initiating Shelf Take-Down Holder shall have the right to select the managing underwriter or underwriters to administer such offering, which managing underwriter or underwriters shall be reasonably acceptable to the Company (it being understood that UBS Investment Bank as managing underwriter or underwriter shall be reasonably acceptable to the Company).

(iii) Subject to Section 2.03(a)(xxi), if the plan of distribution set forth in any Underwritten Shelf Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters over a period expected to exceed 48 hours (a “Marketed Underwritten Shelf Take-Down”), promptly upon delivery of such Underwritten Shelf Take-Down Notice (but in no event more than three (3) Business Days thereafter), the Company shall promptly deliver a written notice (a “Marketed Underwritten Shelf Take-Down Notice”) of such Marketed Underwritten Shelf Take-Down to all Holders (other than the Initiating Shelf Take-Down Holder), and the Company shall include in such Marketed Underwritten Shelf Take-Down all such Registrable Securities of such Holders that are Registered on such Shelf Registration Statement for which the Company has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Holder to be offered and sold pursuant to such Marketed Underwritten Shelf Take-Down, for inclusion therein within one (1) Business Day after the date that such Marketed Underwritten Shelf Take-Down Notice has been delivered; provided, that if the managing underwriter or underwriters of any proposed Marketed Underwritten Shelf Take-Down informs the Holders that have requested to participate in such Marketed Underwritten Shelf Take-Down in writing that, in its or their good-faith opinion, the number of securities which such Holders intend to include in such offering exceeds the Maximum Offering Size, then the securities to be included in such Marketed Underwritten Shelf Take-Down shall be (i) first, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such Marketed Underwritten Shelf Take-Down, which number shall be allocated (1) first to the Registrable Securities requested to be included in such Marketed Underwritten Shelf Take-Down by the Initiating Shelf Take-Down Holder, and (2) second to the Registrable Securities requested to be included in such Marketed Underwritten Shelf Take-Down by any Requesting Investor who is not the Initiating Shelf Take-Down Holder on a pro rata basis and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such Marketed Underwritten Shelf Take-Down, which such number shall be allocated pro rata among the Holders (excluding the Requesting Investors) that have requested to participate in such Marketed Underwritten Shelf Take-Down based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner). The Holders of a majority of the Registrable Securities to be included in any Marketed Underwritten Shelf Take-Down shall have the right to select the managing underwriter or underwriters to administer such offering, which managing underwriter or underwriters shall be reasonably acceptable to the Company (it being understood that UBS Investment Bank as managing underwriter or underwriter shall be reasonably acceptable to the Company). No holder of securities of the Company shall be permitted to include such holder’s securities in any Marketed Underwritten Offering except for Holders who wish to include Registrable Securities pursuant to this clause (iii).

(iv) The Company shall use its reasonable best efforts to cooperate in a timely manner with any request of the Requesting Investors in respect of any block trade that is Registered pursuant to a Shelf Registration (each, an “Alternative Transaction”), including (A) having appropriate representatives of the Company, upon reasonable request and at reasonable times, available to answer questions and make presentations to any prospective purchasers of Registrable Securities in such Alternative Transaction and (B) responding to reasonable information requests from prospective purchasers of Registrable Securities in such Alternative Transaction. Notwithstanding the foregoing provisions of this Section 2.01(e)(iv) or anything else to the contrary in this Agreement, the Company will not be required to (1) provide such cooperation with respect to more than two such sales efforts or (2) disclose to the transferee any material the Company deems to constitute material, non-public information to the extent that such information would not otherwise be required under the Securities Act or the rules and regulations promulgated thereunder to be included or incorporated by reference in the Registration Statement (provided, however, no such disclosure to the transferee shall be required during any suspension pursuant to Section 2.01(d)).

SECTION 2.02. Black-out Periods.

(a) Black-out Period for the Company and Others. In the case of an offering of Registrable Securities pursuant to Section 2.01 that is an Underwritten Offering, the Company and each of the Holders agree, if requested by the managing underwriter or underwriters with respect to such Underwritten Offering, not to, without the prior written consent of the managing underwriter or underwriters, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, such Holder or their respective affiliates) directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of the Company’s Class A Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Class A Common Stock, or publicly announce an intention to effect any such transaction, during the period beginning seven (7) days before, and ending up to 45 days after, the date of the underwriting agreement for such Marketed Underwritten Shelf Take-Down,; provided, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on (i) the Chief Executive Officer and/or the Chief Financial Officer of the Company (or persons in substantially equivalent positions), in their capacities as such in connection with Underwritten Offering; provided, further, that nothing herein will prevent any Holder that is a partnership, limited liability company, corporation or other entity from making a distribution of Registrable Securities to the partners, members, shareholders or other equityholders thereof or a transfer to an Affiliate that is otherwise in compliance with the applicable securities laws, so long as such distributees or transferees agree to be bound by the restrictions set forth in this Section 2.02(b), or participating in any merger, acquisition or similar change of control transaction. If requested by the managing underwriter or underwriters of any such Marketed Underwritten Shelf Take-Down, the Company and the Holders shall execute a separate lock-up agreement to the foregoing effect. This Section 2.02 shall not prohibit any transaction by the Company or any Holder that is permitted by its lock-up agreement or provision entered into in connection with an Underwritten Offering with the managing underwriter or underwriters in such Underwritten Offering (as such lock-up agreement or provision is modified or waived by such managing underwriter or underwriters from time to time). Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to Registrations on Form F-4 or Form S-8 or as part of any Registration of securities for offering and sale to employees, directors or consultants of the Company and its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement.

(b) Other Shareholders. The Company agrees to use its reasonable best efforts to obtain from each of its directors and officers and from Teekay Corporation, an agreement not to effect any public sale or distribution of such securities during any period referred to in this Section 2.02, except as part of any sales or distributions made pursuant to Registrations permitted under Section 2.02(a). Without limiting the foregoing (but subject to Section 2.05), if after the date hereof the Company or any of its Subsidiaries grants any Person any rights to demand or participate in a Registration, the Company shall, and shall cause its Subsidiaries to, provide that the agreement with respect thereto shall include such Person’s agreement to comply with any black-out period required by this Section 2.02 as if it were a Holder hereunder. If requested by the managing underwriter or underwriters of any such Underwritten Offering, the Company shall use reasonable best efforts to cause such persons referred to in the first sentence of this Section 2.02(b) to execute a separate agreement to the foregoing effect. This Section 2.02 shall not prohibit any transaction by such person that is permitted by its lock-up agreement entered into in connection with an Underwritten Offering with the managing underwriter or underwriters in such Underwritten Offering (as such lock-up agreement is modified or waived by such managing underwriter or underwriters from time to time). The Company may impose stop-transfer instructions with respect to the Company Shares (or other securities) subject to the foregoing restriction until the end of the period referenced above.

SECTION 2.03. Registration Procedures.

(a) In connection with the Company’s Registration obligations under Section 2.01 and subject to the applicable terms and conditions set forth therein, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the plan of distribution set forth in the Registration Statement as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(i) prepare the required Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and the Participating Investors, if any, copies of all documents prepared to be filed, and provide such underwriters and the Participating Investors and their respective counsel with a reasonable opportunity to review and comment on such documents prior to their filing and (y) not file any Registration Statement or Prospectus or amendments or supplements thereto to which any Participating Investor or the underwriters, if any, shall reasonably object;

(ii) prepare and file with the Commission such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and such amendments or supplements to any Issuer Free Writing Prospectus as may be (x) reasonably requested by any Participating Investor, (y) reasonably requested by any other Participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and use its reasonable best efforts to comply with provisions of the applicable securities laws and SEC rules and regulations with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement, and prior to the filing of such amendments and supplements, furnish such amendments and supplements to the underwriters, if any, and the Participating Investors, if any, and provide such underwriters and the Participating Investors and their respective counsel with an adequate and appropriate opportunity to review and comment on such amendments and supplements prior to their filing;

(iii) promptly notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the Commission or any request by the Commission or any other Governmental Authority for amendments or supplements to such Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information, (C) of the issuance or threatened issuance by the Commission of any stop order suspending or threatening to suspend the effectiveness of such Registration Statement or any order by the Commission or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (F) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

(iv) promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the Commission, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(v) use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus;

(vi) promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment to the Registration Statement such additional information as the managing underwriter or underwriters and the Participating Investor(s) reasonably request to be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(vii) furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the Registration Statement and any amendment, post-effective amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including any incorporated by reference);

(viii) deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus), any Issuer Free Writing Prospectus and any amendment or supplement thereto as such Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto by such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities thereby) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter;

(ix) on or prior to the date on which the Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 2.01(b), whichever is applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(x) in connection with any sale of Registrable Securities under the Registration Statement, cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(xi) use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xii) in the case of an Underwritten Offering, make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(xiii) in the case of an Underwritten Offering, enter into such customary agreements (including underwriting agreements) and take all such other actions as any Participating Investor or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities;

(xiv) with respect to any Underwritten Offering, obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(xv) in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the date of the closing of the Underwritten Offering, as specified in the underwriting agreement;

(xvi) cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;

(xvii) use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xviii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xix) use its reasonable best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which any of the Company Shares are then listed or quoted and on each inter-dealer quotation system on which any of the Company Shares are then quoted;

(xx) in connection with an Underwritten Offering and subject to the execution of any confidentiality agreements as reasonably requested by the Company, make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any Participating Investor, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Participating Investor(s) or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; and

(xxi) in the case of an Underwritten Offering of Registrable Securities in an amount of at least one percent (1%) of the Company’s then-outstanding shares of Class A common stock, cause executive officers of the Company to participate in customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering no more than once per calendar quarter over a period of no more than 24 hours (provided, however, that such participation is not required to be in person by any such executive officer) and otherwise to facilitate, cooperate with, and participate in each such proposed Underwritten Offering to the extent reasonably requested by the managing underwriter or underwriters.

(b) The Company may require each Participating Holder to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each Participating Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c) Each Participating Holder agrees that, upon delivery of any notice by the Company of the happening of any event of the kind described in Section 2.03(a)(iii)(C), (D), or (E) or Section 2.03(a)(iv), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until

(i) such Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 2.03(a)(iv), (ii) such Holder is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, (iii) such Holder is advised in writing by the Company of the termination, expiration or cessation of such order or suspension referenced in Section 2.03(a)(iii)(C) or (E) or (iv) such Holder is advised in writing by the Company that the representations and warranties of the Company in such applicable underwriting agreement are true and correct in all material respects. If so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus or any Issuer Free Writing Prospectus covering the offer and sale of such Registrable Securities current at the time of delivery of such notice. In the event the Company shall give any such notice, the period during which the Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 2.03(a)(iv) or is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus may be resumed.

SECTION 2.04. Underwritten Offerings.

(a) Shelf Registrations. If requested by the underwriters for any Underwritten Offering requested by any Participating Investor pursuant to a Registration under Section 2.01, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each Participating Investor and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those customarily provided by the Company as part of its public offerings. Each Participating Investor shall cooperate reasonably with the Company in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. The Participating Holders shall be parties to such underwriting agreement, which underwriting agreement shall contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling shareholders in secondary underwritten public offerings. Any such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Participating Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, receipt of all required consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities and any other representations required to be made by such Participating Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s net proceeds from such Underwritten Offering.

(b) Participation in Underwritten Registrations. Subject to the provisions of Section 2.04(a) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

(c) Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 2.01, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Investor(s) participating in such Underwritten Offering.

SECTION 2.05. No Inconsistent Agreements; Additional Rights. The Company is not currently a party to, and shall not hereafter enter into without the prior written consent of the Veritable Holders Majority (for so long as the Veritable Holders hold any Registrable Securities), any registration rights or similar agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement, including allowing any other holder or prospective holder of any securities of the Company registration rights in the nature or substantially in the nature of those set forth in Section 2.01 that would have priority over the Registrable Securities with respect to the inclusion of such securities in any Registration under this Agreement.

SECTION 2.06. Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement and incurred by or on behalf of the Company shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the Commission or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing any required certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses and Issuer Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audits incidental to or required by any Registration), (v) Securities Act liability insurance or similar insurance if the Company so desires, (vi) all fees and expenses incurred in connection with the listing of Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (viii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (ix) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed by the Company in connection with such offering and (x) any other fees and disbursements customarily paid by the issuers of securities. All such fees and expenses are referred to herein as “Registration Expenses.” Notwithstanding the foregoing sentence or anything to the contrary, any reasonably incurred and documented out-of-pocket Registration Expenses incurred in connection with a Shelf Take-Down pursuant to Section 2.01(e) hereunder, including, but not limited to, a Marketed Underwritten Shelf Take-Down or an Alternative Transaction, shall be paid by the applicable Holders of Registrable Securities included in such Shelf Take-Down pro rata among each other on the basis of the number of Registrable Securities so offered for sale in such Shelf Take-Down. For the avoidance of doubt, the Company shall not be required to pay any underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

SECTION 2.07. Rules 144 and 144A and Regulation S. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of any Investor, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take such further action as any Investor may reasonably request, all to the extent required from time to time to enable the Holders, to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

SECTION 2.08. Limitation on Underwritten Offerings. Notwithstanding the rights and obligations set forth in Section 2.01, in no event shall the Company be obligated to take any action to effect any Underwritten Shelf Take-Down or Underwritten Offering unless (a) the Investor initiating such Underwritten Offering proposes to sell Registrable Securities in an amount of at least the lesser of (i) one percent (1%) of the Company’s then-outstanding shares of Class A common stock or (ii) 100% of the Registrable Securities then held by such Investor and (b) the total number of Common Shares to be included in such Underwritten Offering is at least 4,000,000 (subject to appropriate adjustment for any stock dividends, splits, combinations, recapitalizations or similar transactions).

SECTION 2.09. Clear Market. With respect to any Underwritten Offerings of Registrable Securities by an Investor, the Company agrees not to effect (other than pursuant to the Registration applicable to such Underwritten Offering or pursuant to a Special Registration or pursuant to the exercise by another Investor of any of its rights under Section 2.01) any public sale or distribution, or to file any Registration Statement (other than pursuant to the Registration applicable to such Underwritten Offering or pursuant to a Special Registration or pursuant to the exercise by an Investor of any of its rights under Section 2.01) covering any of its equity securities or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed seven (7) days prior and up to forty-five (45) days following the date of the underwriting agreement for such Underwritten Offering; provided, that such period shall be waived by the Investors upon the Company’s reasonable request if, in the good-faith opinion of the Company’s managing underwriter or underwriters in connection with an Underwritten Offering, the Company’s securities may be sold in such offering without being likely to have a significant adverse effect on the price, distribution or market of the Investor’s securities offered. “Special Registration” means the Registration of (A) equity securities and/or options or other rights in respect thereof solely Registered on Form F-4 or Form S-8 or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, employees, consultants, customers, lenders or vendors of the Company or its Subsidiaries or in connection with dividend reinvestment plans.

SECTION 2.10. In-Kind Distributions. If any Holder seeks to effectuate an in-kind distribution of all or part of its Company Shares to its direct or indirect equityholders, the Company will reasonably cooperate with and assist such Holder, such equityholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of Company Shares without restrictive legends, to the extent no longer applicable).

SECTION 2.11. Restrictive Legends and Transfer Restrictions.

(a) The Registrable Securities shall be evidenced by certificates or by book-entry accounts maintained by the Company’s transfer agent and shall bear restrictive legends in substantially the following forms:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.”

“THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF AUGUST 4, 2015, BY AND AMONG THE COMPANY AND THE OTHER PERSONS PARTY THERETO, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.”

(b) Notwithstanding anything to the contrary, without the prior written consent of the Company, Investors and Holders may not offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) (each, for purposes of this Section 2.09, a “disposition”) by such Investor or Holder or any Affiliate thereof or any Person in privity therewith), directly or indirectly, any Registrable Securities or interest therein during the period beginning on the date hereof and ending on the earlier of the final closing under the Memoranda of Agreement and October 30, 2015 (the “Restricted Period”); provided, however, that, notwithstanding the foregoing, such Investor or Holder may, subject to compliance with applicable securities laws, effect a disposition of Registrable Securities or any interest therein to any Affiliate thereof or another Investor or Holder during the Restricted Period without the prior consent of the Company (other than pursuant to Section 5.06) and if any such transferee agrees to be bound by the terms of this Section 2.09(b) with respect to any subsequent disposition of any Registrable Securities or any interest therein.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties of the Company. In connection with the Common Stock Veritable and its Subsidiaries are receiving as partial consideration pursuant to the Transactions, the Company hereby makes the representations and warranties to Veritable contained in Annex A hereto.

ARTICLE IV

INDEMNITY

SECTION 4.01. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each of the Holders, each of their respective partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives (collectively, the “Shareholder Parties”) from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs and expenses of investigation and attorneys’, accountants’ and experts’ fees and expenses) (each, a “Loss” and collectively “Losses”) insofar as such Losses arise out of or are relating to (i) (A) any breach of the Company’s representations and warranties contained in Section 3.01 and Annex A of this Agreement or (B) any failure by the Company to comply with its covenants and agreements to issue the Common Stock under the Memoranda of Agreement, (ii) any untrue or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein, which shall include any information that has been deemed to be a part of any Prospectus under Rule 159 under the Securities Act), any Issuer Free Writing Prospectus or amendment or supplement thereto, (iii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, (iv) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company or any of its Subsidiaries in connection with such Registration, qualification, compliance or sale of Registrable Securities or (v) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities), and the Company will reimburse, as incurred, each such Shareholder Party for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the Company shall not be liable to any Shareholder Party to the extent that any such Loss arises out of or is relating to an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof (including without limitation any written information provided for inclusion in the Registration Statement pursuant to Section 2.03(a)(i)). This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Shareholder Party and shall survive the transfer of such securities by such Holder.

(b) Indemnification by the Participating Holders. Each Participating Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act), and each other Holder, each of such other Holder’s respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any Losses resulting from (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Participating Holder’s Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein, which shall include any information that has been deemed to be a part of any Prospectus under Rule 159 under the Securities Act) or any Issuer Free Writing Prospectus or amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Participating Holder to the Company specifically for inclusion in such Registration Statement (including, without limitation, any written information provided for inclusion in the Registration Statement pursuant to Section 2.03(a)(i)) and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, Prospectus, offering circular, Issuer Free Writing Prospectus or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein. In no event shall the liability of such Participating Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Participating Holder under the sale of Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification under this Section 4.01 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually prejudiced by reason of such failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after delivery of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such indemnified party (based upon advice of its counsel), an actual or potential conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party for the reasonable fees and expenses of such counsel, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action, consent to entry of any judgment or enter into any settlement, in each case without the prior written consent of the indemnified party, unless the entry of such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability of such indemnified party in respect to such claim or litigation and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party, and provided that any sums payable in connection with such settlement are paid in full by the indemnifying party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 4.01, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time with respect to all indemnified parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties, or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 4.01 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein (other than as a result of any limitations set forth in the express terms of this Section 4.01), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with the Registration Statement filed with the Commission by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4.01(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 4.01(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 4.01(a) and 4.01(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.01(d), in connection with the Registration Statement filed by the Company, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amount paid by such Holders pursuant to Section 4.01(b). Each Participating Shareholder’s obligation to contribute pursuant to this Section 4.01 is several in the proportion that the proceeds of the offering received by such Participating Shareholder bears to the total proceeds of the offering received by all such Participating Shareholders and not joint. If indemnification is available under this Section 4.01, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 4.01(a) and 4.01(b) hereof without regard to the provisions of this Section 4.01(d).

(e) No Exclusivity. The remedies provided for in this Section 4.01 are not exclusive and shall not limit any rights or remedies which may be available to any indemnified party at law or in equity or pursuant to any other agreement.

(f) Survival. The indemnities provided in this Section 4.01 shall survive the transfer of any Registrable Securities by such Holder.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Term. This Agreement shall terminate with respect to any Holder, (i) with the prior written consent of the Veritable Holders Majority (for so long as the Veritable Holders hold any Registrable Securities) or (ii) if all of the Registrable Securities held by such Holder have been sold in a Registration pursuant to the Securities Act or pursuant to an exemption therefrom or such Holder no longer holds any Registrable Securities.

SECTION 5.02. Injunctive Relief. It is hereby agreed and acknowledged that it may be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person may be irreparably damaged and may not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

SECTION 5.03. Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via facsimile to the number set out below or on Schedule I, as applicable, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service, (d) when transmitted via email (including via attached pdf document) to the email address set out below or on Schedule I, as applicable, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) or (e) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties as applicable, at the address, facsimile number or email address set forth on Schedule I (or such other address, facsimile number or email address as such Holder may specify by notice to the Company in accordance with this Section 5.03) and the Company at the following addresses:

To the Company:

Teekay Tankers Ltd.

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton, HM 08, Bermuda

Attention: Corporate Secretary

Facsimile: +1 441 292-3931

with copies (which shall not constitute notice) to:

Perkins Coie LLP

1120 NW Couch Street, Tenth Floor

Portland, OR 97209-4128

Attention: David Matheson

Facsimile: (503) 346-2008

Email: DMatheson@perkinscoie.com

SECTION 5.04. Recapitalization. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

SECTION 5.05. Amendment. The terms and provisions of this Agreement may only be amended, modified or waived at any time and from time to time by a writing executed by the Company and the Veritable Holders Majority (for so long as the Veritable Holders hold any Registrable Securities).

SECTION 5.06. Successors, Assigns and Transferees. The rights and obligations of each party hereto may not be assigned, in whole or in part, without the written consent of the Company and the Veritable Holders Majority (for so long as the Veritable Holders hold any Registrable Securities); provided, however, that notwithstanding the foregoing, the rights and obligations set forth herein may be assigned, in whole or in part and only with respect to such transferred Registrable Securities, by any Investor to (i) any Affiliate of such Investor or (ii) any transferee who receives from such Investor in such transfer at least 4,000,000 Registrable Securities (subject to appropriate adjustment for any stock dividends, splits, combinations, recapitalizations or similar transactions) and such transferee shall, with the consent of the transferring Investor, be treated as an “Investor” for all purposes of this

Agreement (it being understood that, without such consent from the transferring Investor, such transferee shall be treated as a “Holder” for all purposes of this Agreement) (each Person to whom the rights and obligations are assigned in compliance with this Section 5.06 is a “Permitted Assignee” and all such Persons, collectively, are “Permitted Assignees”); provided, further, that such transferee shall only be admitted as a party hereunder upon its, his or her execution and delivery of a joinder agreement, in form and substance reasonably acceptable to each Investor and the Company, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents the Investors and the Company reasonably determine are necessary to make such Person a party hereto), whereupon such Person will be treated as a Holder for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as the transferring Holder with respect to the transferred Registrable Securities (except that if the transferee was a Holder prior to such transfer, such transferee shall have the same rights, benefits and obligations with respect to such transferred Registrable Securities as were applicable to Registrable Securities held by such transferee prior to such transfer); and, provided, further, that, notwithstanding anything to the contrary, the Company may, without the consent of any other party, transfer any of its rights or obligations under this Agreement to any Person in connection with a sale of the Company (by merger or consolidation or otherwise) or of all or substantially all of the Company’s assets.

SECTION 5.07. Binding Effect. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

SECTION 5.08. Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto (other than those Persons entitled to indemnity or contribution under Article IV, each of whom shall be a third party beneficiary thereof) any right, remedy or claim under or by virtue of this Agreement.

SECTION 5.09. Governing Law; Jurisdiction; Agent For Service. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY (I) AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY AND COUNTY OF NEW YORK OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE CITY AND COUNTY OF NEW YORK (COLLECTIVELY, THE “SPECIFIED COURTS”), (II) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING IN THE SPECIFIED COURTS AND IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (III) SUBMITS TO THE EXCLUSIVE JURISDICTION (EXCEPT FOR PROCEEDINGS INSTITUTED IN REGARD TO THE ENFORCEMENT OF A JUDGMENT OF ANY SUCH COURT, AS TO WHICH SUCH JURISDICTION IS NON-EXCLUSIVE) OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE COMPANY HAS APPOINTED WATSON FARLEY & WILLIAMS LLP AT 1133 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10036, AS ITS AUTHORIZED AGENT (THE “AUTHORIZED AGENT”) UPON WHOM PROCESS MAY BE SERVED IN ANY SUCH ACTION ARISING OUT OF OR BASED ON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WHICH MAY BE INSTITUTED IN ANY SPECIFIED COURT AND HEREBY WAIVES ANY REQUIREMENTS OF OR OBJECTIONS TO PERSONAL JURISDICTION WITH RESPECT THERETO. SUCH APPOINTMENT SHALL BE IRREVOCABLE. THE COMPANY REPRESENTS AND WARRANTS THAT THE AUTHORIZED AGENT HAS AGREED TO ACT AS SUCH AGENT FOR SERVICE OF PROCESS AND AGREES TO TAKE ANY AND ALL ACTION, INCLUDING THE FILING OF ANY AND ALL DOCUMENTS AND INSTRUMENTS, THAT MAY BE NECESSARY TO CONTINUE SUCH APPOINTMENT IN FULL FORCE AND EFFECT AS AFORESAID. SERVICE OF PROCESS UPON THE AUTHORIZED AGENT AND WRITTEN NOTICE OF SUCH SERVICE TO THE COMPANY SHALL BE DEEMED, IN EVERY RESPECT, EFFECTIVE SERVICE OF PROCESS UPON THE COMPANY.

SECTION 5.10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.10.

SECTION 5.11. Immunity Waiver. The Company hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement.

SECTION 5.12. Entire Agreement. This Agreement sets forth the entire agreement among the parties hereto with respect to the subject matter hereof. Any prior agreements or understandings among the parties hereto regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

SECTION 5.13. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

SECTION 5.15. Joinder. Subject to Section 5.06, any Person that holds Company Shares may, with the prior written consent of each Investor and the Company, be admitted as a party to this Agreement upon its execution and delivery of a joinder agreement, in form and substance reasonably acceptable to the Investors and the Company, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents the Investors determine are necessary to make such Person a party hereto), whereupon such Person will be treated as a Holder for all purposes of this Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TEEKAY TANKERS LTD.

By:	/s/ Kevin Mackay
Name:	Kevin Mackay
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

INVESTOR:

VERITABLE MARITIME HOLDINGS, LLC

By:	/s/ Arthur L. Regan
Name:	Arthur L. Regan
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

SCHEDULE I

Name	Contact Information

Veritable Maritime Holdings, LLC	c/o Principal Maritime Management, LLC 3530 Post Road Southport, CT 06890 Attention: Michael J. Mitchell Email: MMitchell@principalmaritime.com

SCHEDULE II

MEMORANDA OF AGREEMENT

1.	Memorandum of Agreement, dated August 4, by and between Joy Holdings, LLC and Beijing Spirit L.L.C.

2.	Memorandum of Agreement, dated August 4, by and between Strength Holdings, LLC and Moscow Spirit L.L.C.

3.	Memorandum of Agreement, dated August 4, by and between Faith Holdings, LLC and Seoul Spirit L.L.C.

4.	Memorandum of Agreement, dated August 4, by and between Truth Holdings, LLC and Los Angeles Spirit L.L.C.

5.	Memorandum of Agreement, dated August 4, by and between Grace Holdings, LLC and Barcelona Spirit L.L.C.

6.	Memorandum of Agreement, dated August 4, by and between Hope Holdings, LLC and Atlanta Spirit L.L.C.

7.	Memorandum of Agreement, dated August 4, by and between Promise Holdings, LLC and London Spirit L.L.C.

8.	Memorandum of Agreement, dated August 4, by and between Pride Holdings, LLC and Sydney Spirit L.L.C.

9.	Memorandum of Agreement, dated August 4, by and between Integrity Holdings, LLC and Athens Spirit L.L.C.

10.	Memorandum of Agreement, dated August 4, by and between Loyalty Holdings, LLC and Tokyo Spirit L.L.C.

11.	Memorandum of Agreement, dated August 4, by and between Confidence Holdings, LLC and Montreal Spirit L.L.C.

12.	Memorandum of Agreement, dated August 4, by and between Courage Holdings, LLC and Rio Spirit L.L.C.

ANNEX A

REPRESENTATIONS AND WARRANTIES

1.	Due incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands and has all corporate powers and all governmental authorizations required to carry on its business as now conducted, except for those governmental authorizations the absence of which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the transactions contemplated hereby. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

2.	Power and Authority. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement, assuming due authorization, execution and delivery by Veritable, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

3.	Due Authorization. The shares of Common Stock to be issued as part of the consideration payable by the Teekay Buyers under the Memoranda of Agreement have been duly authorized and, when issued by the Company and delivered by the Company in accordance with the terms of the Memoranda of Agreement, will have been validly issued, free and clear of any liens, transfer restrictions or voting restrictions (other than those arising under applicable securities law or as expressly set forth in this Agreement and the Memoranda of Agreement), will be fully paid and non-assessable, and the issuance thereof is not subject to any pre-emptive or other similar right.

4.	No Conflicts. The execution, delivery and performance by the Company of this Agreement and the Teekay Buyers of the Memoranda of Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the organizational documents of the Company or any of its Subsidiaries, (ii) contravene, conflict with or result in a violation or breach of any provision of any applicable law, (iii) require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any lien on any asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have a Material Adverse Effect.

5.	Consents. The execution, delivery and performance by the Company of this Agreement and by the Teekay Buyers of the Memoranda of Agreement and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any governmental authority, other than (i) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable state or federal securities laws, (ii) compliance with any applicable requirements of the New York Stock Exchange (the “NYSE”) and (iii) any actions or filings the absence of which would not reasonably be expected to have a Material Adverse Effect.

6.

Public Filings. The Company has timely filed with the U.S. Securities and Exchange Commission all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by the Company since January 1, 2014 (collectively, the “Company SEC Documents”). As of its filing date (or as of the date of any amendment thereof filed prior to the date hereof or, with respect to any registration statement, as of the date of its effectiveness, and except to the extent corrected by a subsequent Company SEC Document), each Company SEC Document (i) complied as to form in all material respects with the applicable requirements of the 1933 Act, the 1934 Act, the Sarbanes-Oxley Act and other applicable laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading in any material respect.

7.	Financial Statements. The audited consolidated financial statements of the Company included or incorporated by reference in the Company’s Form 20-F filing with the U.S. Securities and Exchange Commission on April 28, 2015 (including all related notes and schedules thereto) (a) present fairly in all material respects, in conformity with generally accepted accounting principles in the United Sates applied on a consistent basis throughout the periods presented (except as may be indicated therein or in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended. From December 31, 2014 through the date of this Agreement, except as otherwise disclosed in the Company SEC Documents, there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have a Material Adverse Effect.